UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D. C. 20549


                                    FORM 8-K

        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934.

                                  June 17, 2005
                Date of Report (Date of Earliest Event Reported)

                             DNAPrint genomics, Inc.
               (Exact name of Registrant as specified in charter)

                         Commission File Number: 0-31905

         Utah                                              59-2780520
(State of Incorporation)                             (I.R.S. Employer I.D. No)

                     900 Cocoanut Avenue, Sarasota, FL 34236
                    (Address of Principal Executive Offices)

                                 (941) 366-3400
              (Registrant's Telephone Number, Including Area Code)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On June 17, 2005, the Registrant entered into a Stock Purchase Agreement (the "Agreement") with Ripan Malhi, Jason Eshleman, Dhanna Malhi, Anand Chopra, Harsha Malhi, Manmohan Chopra, Naginder Bains, Carol Eshleman, Alan Eshleman, Saroj Davit, Rajeev Davit, Lenore Doran, Terry Doran, John McDonough, and Debra George, the shareholders of Trace Genetics, Inc., a California corporation ("Trace"). Trace specializes in genetic ancestry testing and owns the world's largest DNA database for Native American ancestry. Under the Agreement, the Trace shareholders exchanged all of the outstanding shares of Trace for 25,000,000 shares of the Registrant's common stock and options for the purchase of 5,000,000 additional shares of the Registrant's common stock at $0.02 share. In addition, the Registrant agreed to retain certain executive management and key employees of Trace, who will continue to operate Trace's genetic testing operations and related services in California.


Item 2.01         COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

         See Item 1.01 above.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                DNAPrint genomics, Inc.


                                                By: /s/ Richard Gabriel
                                                    --------------------------
                                                    Richard Gabriel, President